                   Consent of KPMG Hanadi Sudjendra & Rekan


                  [KPMG Hanadi Sudjendro & Rekan Letterhead]

                                                                   Exhibit 23.4





Jakarta. 27 February 1998

Ref: 56/AH/98

MBf USA, Inc.
500 Park Boulevard Suite 1260
Itasca, Illinois 60143
Chicago

Attention: Stephen Tan

Dear Sirs,

We as independent Public Accountants hereby provide you the consent to file to the U.S. Securities & Exchange Commission, our report dated February 14, 1996 in connection with the audit of PT MBf Buana Multicorpora's financial statements for the year ended December 31, 1995.

We understand that our report will be included in the Form S-3 Registration Statement of MBf USA, Inc. (SEC File No. 333-17071) of our report dated February 14, 1996, included in the MBf USA, Inc. From 10-K annual report for the year ended December 31, 1996, and any references to our firm included in this Registration Statement.



Yours faithfully,


[Seal]


/s/ Drs. Achmad Hidayst

KPMG Hanadi Sudjendro & Rekan
Drs. Achmad Hidayst
Partner



cc: PT MBf Buana Multicorpora
    Arthur Andersen LLP